Exhibit 99.1

ENDO CONTACTS:

Investors/Media:

Keri Mattox

(484) 216-7912

Investors:

Jonathan Neely

(484) 216-6645

Media:

Heather Zoumas-Lubeski

(484) 216-6829

Media:

Andy Brimmer / Kelly Sullivan / Aaron Palash

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

FOR IMMEDIATE RELEASE

ENDO CONFIRMS PROPOSAL TO ACQUIRE SALIX

FOR $175.00 PER SHARE IN CASH AND STOCK

DUBLIN, March 11, 2015 – Endo International plc (NASDAQ: ENDP) (TSX: ENL) today confirmed that it has submitted a proposal to the Board of Directors of Salix to acquire all of the outstanding shares of common stock of Salix Pharmaceuticals, Ltd. in a negotiated cash and stock transaction. Based on the closing stock price of Endo on March 10, 2015, the transaction is valued at $175.00 per Salix share.

Endo believes that its cash and stock proposal would provide Salix shareholders with a substantial premium and immediate cash value, as well as the opportunity to participate in the significant upside potential of a global leader in specialty pharmaceuticals with a highly diversified platform for future growth, through a material equity component. Endo believes that its proposal constitutes a “Superior Proposal” under the terms of Salix’s Merger Agreement with Valeant Pharmaceuticals International, Inc.

If a negotiated transaction were to be agreed to with Salix, Endo anticipates that the transaction could close in the second quarter and is confident that it would obtain any regulatory and shareholder approvals. The proposed transaction would not be subject to any financing condition.

Additional information regarding Endo’s proposal, including the full terms and conditions, are included in a letter that Endo provided to the Salix Board of Directors today, which is filed on Form 8-K with the Securities and Exchange Commission (see attached PDF). There can be no assurance that any transaction will result from this proposal.

BofA Merrill Lynch and Credit Suisse Securities (USA) LLC are serving as financial advisors to Endo and Skadden, Arps, Slate, Meagher & Flom LLP is serving as its legal advisor.

About Endo International plc

Endo International plc is a global specialty healthcare company focused on improving patients’ lives while creating shareholder value. Endo develops, manufactures, markets, and distributes quality branded pharmaceutical, generic pharmaceutical, over the counter medications and medical device products through its operating companies. Endo has global headquarters in Dublin, Ireland, and U.S. headquarters in Malvern, PA. Learn more at www.endo.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Canadian securities legislation. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect Endo’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Although Endo believes that these forward- looking statements and information are based upon reasonable assumptions and expectations, readers should not place undue reliance on them, or any other forward- looking statements or information in this news release. Investors should note that many factors, as more fully described in the documents filed by Endo with securities regulators in the United States and Canada including under the caption “Risk Factors” in Endo’s Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and with securities regulators in Canada on System for Electronic Document Analysis and Retrieval (“SEDAR”) and as otherwise enumerated herein or therein, could affect Endo’s future financial results and could cause Endo’s actual results to differ materially from those expressed in forward-looking statements contained in Endo’s Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause Endo’s actual results to differ materially from expected and historical results. Endo assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities law.

Additional Information

This document is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Endo or Salix. Subject to future developments and an agreement between Endo and Salix, Endo may file a registration statement and/or tender offer documents with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the proposed combination. Endo and Salix shareholders should read those filings, and any other filings made by Endo with the SEC in connection with the proposed combination, as they will contain important information. Those documents, if and when filed, as well as Endo’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and at Endo’s website at endo.com.